                            CERTIFICATE OF AMENDMENT
                                        OF
                           CERTIFICATE OF INCORPORATION

SMA LIFE ASSURANCE COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

FIRST: That at a meeting of the Board of Directors of SMA Life Assurance Company resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED: That the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "First" so that as amended said Article shall be and read as follows: "THE NAME OF THE CORPORATION IS ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY."

SECOND: That at a meeting of the Board of Directors of SMA Life Assurance Company resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED: That effective October 1, 1995, and subject to the approval of the Stockholder of the Company, the Certificate of Incorporation of SMA Life Assurance Company, a Delaware corporation, shall be amended to add the following as Article Tenth:

"A director or officer of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent that exculpation from liability is not permitted under the General Corporation Law of the State of Delaware as in effect at the time such liability is determined. No amendment or repeal of this paragraph shall apply to or have any effect on the liability of alleged liability of any director or officer of the corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.

THIRD: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statue were voted in favor of the amendments.

FOURTH: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FIFTH: That the capital of said corporation shall not be reduced or increased by reason of said amendment.

SIXTH:  That the effective date of said amendments shall be  October 1, 1995.

In Witness Whereof, said SMA Life Assurance Company has caused its corporate seal to be hereunto affixed and this certificate to be signed by Bradford K. Gallagher, its President, and Abigail M. Armstrong, its Secretary, this 29th day of June 1995.


                                   By:  /s/ Bradford K. Gallagher
                                       ------------------------------------
                                               President
(Corporate Seal)

                                   By: /s/ Abigail M. Armstrong
                                       ------------------------------------
                                             Secretary
Attest:

/s/ Randi B. Setterlund
-----------------------

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       ***

American Variable Annuity Life Assurance Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors of American Variable Annuity Life Assurance Company resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FIRST" so that, as amended said Article shall be and read as follows:

             "The name of the corporation is SMA Life Assurance Company"

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

     FIFTH: That the effective date of said amendment shall be January 1, 1982.

     IN WITNESS WHEREOF, said American Variable Annuity Life Assurance Company has caused its corporate seal to be hereunto affixed and this certificate to be signed by John M. Quinlan, its President, and Sheila B. St. Hilaire, its Secretary, this 28th day of September, 1981.

                                  /s/ John M. Quinlen
                                 ----------------------------------
                              By: John M. Quinlan
                                  President

                                  /s/ Sheila B. St. Hilaire
                                  ---------------------------------
     (CORPORATE SEAL)         By: Sheila B. St. Hilaire
                                  Secretary


ATTEST: Ralph L. Diller, Asst. Secretary

                          CERTIFICATE OF INCORPORATION

                                       OF

             AMERICAN VARIABLE ANNUITY LIFE ASSURANCE COMPANY, INC.


KNOW ALL MEN BY THESE PRESENTS:                       EXHIBIT A

That the following Certificate of Incorporation of AMERICAN VARIABLE ANNUITY LIFE ASSURANCE COMPANY, INC. shall henceforth be, and constitute the Certificate of Incorporation of said Corporation as follows:

First: The name of the Corporation is American Variable Annuity Life Assurance Company, Inc.

Second: Its registered office in the State of Delaware is located at No. 229 South State Street, Dover, County of Kent. The registered agent in charge thereof at such address is The Prentice-Hall Corporation System, Inc.

Third: The nature of the business or objects or purposes to be transacted, promoted, or carried on by the Corporation are as follows:

          (a) The insuring of lives of persons and every insurance pertaining thereto or connected therewith, including accident and health insurance and the granting or disposing of annuities and the transacting of disability insurance, whether on a group, individual, franchise or reinsurance basis, and any other type of insurance or other business which may be or hereafter be lawfully conducted by legal reserve life insurance companies organized under the laws of the State of Delaware. Any such business may be transacted on a variable basis stated in terms of units or otherwise but payable in lawful currency, or on a fixed basis stated in terms of predetermined amounts of lawful currency; the Corporation may transact any such business in Delaware or elsewhere.

          (b) The Directors of the Corporation shall have the power to segregate and hold separate from the other funds and assets of the Corporation premiums or other funds received from the sale of various types and classes of policies and annuity contracts; the amount held may be invested in such proportions and in such manner as determined by the Board of Directors of the Corporation or by a committee thereof; except as may otherwise by required under Subsection (c) hereof. The assets held in such separate account or accounts shall not be chargeable with liabilities arising out of any other business the Corporation may conduct, but shall be held and applied exclusively for the benefit of the holders or beneficiaries of those variable annuity contracts or life insurance policies with respect to which the account or accounts have been established;

          (c) If a separate account is registered with an Agency of the Federal Government having jurisdiction over such separate account or contracts issued in connection therewith, provisions may be made in the rules and regulations for such separate account for voting by owners of a separate account contracts with respect to the election of a board of managers for such account, ratification of the selection of auditors for such account by such board, approval of investment advisory service contracts for such account, and such other matters as may be required by applicable law.

Fourth: The authorized capital stock of the Corporation shall be 10,000 shares of $1,000 par value per share. Stock authorized but not issued may be issued for such consideration as shall be fixed from time to time by the Board of Directors, but the consideration shall at all times be not less than the par value of said shares. When shares of stock shall be issued, and paid for in cash at the rate determined by the Board of Directors, such shares shall thereafter be nonassessable.

Fifth:    The names and places of residence of the incorporators are as follows:

          Ralph L. Diller, 11 Notre Dame Street, Leominster, Massachusetts
          01543;
          Gaynelle G. Jones, 8 Wabon Street, Dorchester, Massachusetts 02121; Marilyn G. Quattrocchi, Harris Avenue, Lincoln, Rhode Island 02865

Sixth: The powers of the incorporators shall terminate upon the filing of this Certificate of Incorporation, and the initial Board of Directors of the Corporation shall be composed of:

          Harold E. Ahlquist                  75 Birchwood Drive
                                              Holden, Massachusetts 01520

          W. Douglas Bell                     50 Wyndhurst Drive
                                              Holden, Massachusetts 01520

          Norman C. Cross                     35 Leominster Road
                                              Lunenburg, Massachusetts 01420

          Roland A. Erickson                  20 Church Street
                                              Greenwich, Connecticut 06830

          Frederick Fedeli                    22 High Street
                                              Southboro, Massachusetts 01772

          John H. Freese                      85 Wyndhurst Drive
                                              Holden, Massachusetts 01520

          Ralph F. Gow                        14 Monmouth Road
                                              Worcester, Massachusetts 01609

          Paul R. O'Connell                   34 Drury Lane
                                              Worcester, Massachusetts 01609

          and they shall serve until the Annual Meeting of the Corporation to be held on the second Wednesday of April, 1975 and until their successors shall have been elected and qualified.

Seventh: The following additional provisions not inconsistent with law are hereby established for the management, conduct, and regulation of the business and officers of the Corporation, and for creating, limiting, defining, and regulating the powers of the Corporation and of its directors and stockholders:

          (a) The affairs and business of the Corporation shall be managed and controlled by a Board of Directors consisting of not less than three (3).

          (b) The Directors shall be elected in such number, for such terms, and in such manner as shall be provided in the By-laws and any Director of the Corporation may be removed at any annual or special meeting of stockholders by the same vote as that required to elect a Director.

          (c) Meetings of stockholders may be held outside the State of Delaware if the By-laws so provide, in such place as shall be designated in the notice of meeting. Except as otherwise required by law, the presence in person or by proxy of the holders of a majority of the shares of stock entitled to vote shall constitute a quorum at any meeting of stockholders.

Eighth: The Corporation shall have perpetual existence unless sooner terminated by the affirmative vote of the holders of two-thirds (2/3) of the issued and outstanding stock.

Ninth: These Articles of Incorporation may be amended by written authorization of the holders of a majority of the shares of stock outstanding and entitled to vote or by affirmative vote of such a majority voting at a lawful meeting of such stockholders provided notice given for such meeting includes due notice of the proposal to amend.

We, the undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file, and record this Certificate, and do certify that the facts herein stated are true; and we have accordingly hereunto set our respective hands.

Dated at July 26, 1974.

                                              Ralph L. Diller

                                              Gaynelle G. Jones

                                              Marilyn G. Quattrocchi

Commonwealth of Massachusetts                 )
                                              )ss
County of Worcester                           )


Be it remembered, that on this 26th day of July, 1974, there personally appeared before me, the undersigned, a notary public, Ralph L. Diller, Gaynelle G. Jones, Marilyn G. Quattrocchi, parties to the foregoing Certificate of Incorporation, known to me personally to be such, and I having first made known to them and each of them the contents of said Certificate, they did each severally acknowledge that they signed, sealed, and delivered the same as their voluntary act and deed, and each deposed that the facts therein stated were truly set forth.

Given under my hand and seal of office the day of the year aforesaid.


                                           Robert G. Juneau
                                           Notary Public

                                           My Commission Expires: May 30, 1980

                               AGREEMENT OF MERGER

                AMERICAN VARIABLE ANNUITY LIFE ASSURANCE COMPANY
                              (AN ARKANSAS COMPANY)

                                       AND

             AMERICAN VARIABLE ANNUITY LIFE ASSURANCE COMPANY, INC.
                              (A DELAWARE COMPANY)


     This Agreement and Plan of Merger (hereinafter referred to as "Agreement") made as of this 23rd day of September, 1974, between American Variable Annuity Life Assurance Company (hereinafter referred to as AVA Co.), a stock insurance company incorporated and existing under the laws of the State of Arkansas and having its principal place of business in Little Rock, Arkansas, and American Variable Annuity Life Assurance Company, Inc. (hereinafter referred to as AVA, Inc.), a stock insurance company incorporated and existing under the laws of the State of Delaware and having its registered office in Dover, Delaware and its principal place of business in Worcester, Massachusetts. (Said companies being sometimes hereinafter called "Constituent Companies").

     Whereas, the purpose of this Agreement is to accomplish the transfer of the domicile of AVA Co. from the State of Arkansas to the State of Delaware through the utilization of the merger statutes of the respective states, and

     Whereas, after full consideration, the Boards of Directors of the Constituent Companies have deemed it is in the best interests of the Companies and their shareholders that the Constituent Companies be merged as a single company and the Surviving Company of said merger comprise the same business enterprise as AVA Co.

WITNESSETH:

     IN CONSIDERATION of the terms and of the mutual agreements, covenants, and provisions herein contained, and pursuant to the laws of Arkansas and of Delaware, this Agreement of Merger is made and entered into by and between the Board of Directors of the said AVA Co. and the Board of Directors of the said AVA, Inc., do hereby agree as follows:

     (1) At the effective date and time set forth herein, AVA Co. is hereby merged into and with AVA, Inc. with AVA, Inc. the surviving and continuing company under the laws of the State of Delaware. At the effective date of merger AVA, Inc. shall assume the name of American Variable Annuity Life Assurance Company (hereinafter referred to as the "Surviving Company").

     (2) The Surviving Company shall continue as a stock insurance company, and shall have the objects and purposes stated in its Certificate of Incorporation, Exhibit A annexed, and in general terms have the power and authority to transact any business which AVA Co. is empowered and authorized to transact, and shall have the authority to transact any business which domestic life and health insurance companies are now or hereafter may be authorized to transact under the laws of the State of Delaware.

     (3) At the said effective date and time, and by operation of the applicable laws and statutes of the State of Arkansas and the State of Delaware relating to the merger of stock insurance corporations, all of the rights and assets of AVA Co. including without limitation assets tangible and intangible, real and personal, of whatsoever kind and character and wheresoever located, including all separate accounts of AVA Co., shall become the assets of the Surviving Company.

     (4) At the effective date and time and by operation of the applicable laws and statutes of the State of Arkansas and the State of Delaware, the Surviving Company shall assume and shall be liable and responsible for any and all of the legal liabilities and legal obligations of AVA Co. then outstanding, including without limitation, all liabilities for taxes, all liabilities under insurance contracts theretofore issued or then on binder, and all other legal liabilities and obligations of AVA Co.

     (5) Prior to the merger, the Board of Directors of AVA, Inc. shall adopt a resolution to be effective at the time of the merger providing that such separate account or accounts as may be established and maintained by AVA Co. at the time of the merger shall be deemed to be separate accounts of the Surviving Company pursuant to the provisions of Delaware law and that the existence of such separate account or accounts shall continue uninterrupted.

     (6) The Surviving Company, through its appropriate officers and directors, is hereby authorized in the name of either of the Constituent Companies or in its own name, to execute, acknowledge, and deliver all instruments of further assurance and to do all other such acts or things as it may, at any time, deem necessary or desirable to vest in the Surviving Company any property or rights of any of the merged corporations, or to carry out any of the purposes expressed in this Agreement.

     (7) The registered office of the Surviving Company in Delaware shall be in Dover, County of Kent, Delaware. The principal office of the Surviving Company shall be in the City of Worcester, in the County of Worcester, Massachusetts.


     (8) The present By-Laws of AVA, Inc. set forth in Exhibit 3, shall be the By-Laws of the Surviving Company unless and until altered, amended or repealed in the manner therein provided.

     (9) All shares if authorized and outstanding capital stock of AVA, Inc., such stock being owned in its entirety AVA Co., shall be cancelled on the effective date of the merger.

     (10) All shares of authorized and outstanding capital stock of AVA Co. owned in its entirety by State Mutual Life Assurance Company of America, shall be cancelled effective the date of the merger and stock of the Surviving Company shall be issued to State Mutual in amounts equivalent to the stock owned in AVA Co. prior to the merger.

     (11) The Constituent Companies agree to do and perform each and every act required by the laws of Delaware and Arkansas to effectuate such merger.

     (12) The proper officers of the respective companies hereto are authorized and directed from time to time, as the occasion may arise, to do all acts and to execute and acknowledge all affidavits, deeds, contracts, assurances, assignments and instruments in writing, and to sign and deliver all checks on the bank accounts of the respective parties hereto, and do anything else deemed necessary or proper to carry out the provisions of this Agreement, and to affix the corporate seals of the respective parties to any such instrument in writing.

     (13) The merger shall become effective at the close of business December 31, 1974.

     (14) In order to clarify the intention of the parties hereto or to effect or facilitate the filing, recording or official approval of this Agreement and Plan of Merger and the consummation hereof in accordance with the purpose and intent of this Agreement, any of the terms or conditions of this Agreement may be, at any time prior to the merger, amended by mutual agreement of the Constituent Companies by action duly taken by the respective Boards of Directors.

     (15) This Agreement shall be contingent upon approval by the shareholders of the Constituent Companies and upon approval by a majority of the variable annuity contract owners of AVA Co. as the term majority is defined in the By-Laws and Regulations of its separate account American Variable Annuity Fund.

     (16) This Agreement shall be and become void and of no effect and the merger contemplated hereby shall be deemed to be abandoned if a majority of the Board of Directors of either Constituent Companies, at a meeting thereof duly called and held, shall be resolution deem that it is inadvisable to consummate the merger.

     (17) This Agreement shall further be contingent upon obtaining necessary approval from the Commissioners of Insurance in the States of Arkansas and Delaware and the approval of the appropriate governmental regulatory agencies.

     (18) No director or officer of either of the Constituent Companies or of any parent corporation or subsidiary insurer, shall receive any fee, commission, other compensation or valuable consideration whatever other than regular salary directly or indirectly, for in any manner aiding, promoting or assisting in the merger.

     (19) Without further action of the shareholders of AVA Co. or AVA, Inc. or the Boards of Directors of the Constituent Companies, the officers of the Surviving Company shall be the officers of AVA, Inc. immediately prior to the merger and there shall be eight initial directors of the Surviving Company whose names and addresses are as follows:

Harold E. Ahlquist, Jr.       Member
75 Birchwood Drive
Holden MA 01520

W. Douglas Bell               Chairman
50 Wyndhurst Drive
Holden MA 01520

Norman C. Cross               Member
38 Dusty Miller Road
Falmouth MA 02540

Roland A. Erickson            Member
101 M Lewis Street
Greenwich CT 06830

Frederick Fedeli              Member
22 High Street
Southboro MA 01772

John H. Freese                Member
85 Wyndhurst Drive
Holden MA 01520

Ralph F. Gow                  Member
14 Monmouth Road
Worcester MA 01609

Paul R. O'Connell             Member
34 Drury Lane
Worcester MA 01609


IN WITNESS WHEREOF, American Variable Annuity Life Assurance Company and American Variable Annuity Life Assurance Company, Inc. have caused this Agreement to be executed in their corporate names by their respective officers and who by majorities of their Boards of Directors on this 23rd day of September, 1974.

                              AMERICAN VARIABLE ANNUITY LIFE
                                           ASSURANCE COMPANY


(Corporate Seal)              By:  John H. Freese, President


Attest:  Ralph L. Diller, Secretary


Directors of American Variable Annuity Life Assurance Company:


Harold E. Ahlquist, Jr.       Frederick Fedeli


W. Douglas Bell               John H. Freese


Norman C. Cross               Ralph G. Gow


Roland A. Erickson            Paul R. O'Connell


                                 AMERICAN VARIABLE ANNUITY LIFE
                                       ASSURANCE COMPANY, INC.

                                   /s/ John H. Freese
                                  --------------------------------
(Corporate Seal)              By:  John H. Freese, President


Attest:  Ralph L. Diller, Secretary

Directors of American Variable Annuity Life Assurance Company, Inc.:


Harold E. Ahlquist, Jr.       Frederick Fedeli


W. Douglas Bell               John H. Freese


Norman C. Cross               Ralph F. Gow


Roland A. Erickson            Paul R. O'Connell

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                AMERICAN VARIABLE ANNUITY LIFE ASSURANCE COMPANY

                                      INTO

             AMERICAN VARIABLE ANNUITY LIFE ASSURANCE COMPANY, INC.


American Variable Annuity Life Assurance Company, a corporation organized under the laws of the State of Arkansas does hereby certify:

FIRST:    That it was organized pursuant to the provisions of the Arkansas
Insurance Laws on the 23rd day of January, 1967.

SECOND:   That it owns all of the outstanding shares of capital stock of
American Variable Annuity Life Assurance Company, Inc., a corporation organized pursuant to the provisions of the General Corporation Laws of the State of Delaware on the 26th day of July, 1974.

THIRD:    That its Board of Directors at a meeting held on the 30th day of July,
1974 determined to merge the Corporation into said American Variable Annuity Life Assurance company, Inc. and did adopt the following resolution:

            "RESOLVED: That subject to the approval of State Mutual Life Assurance Company of America as the sole shareholder of the company and the approval of the company's variable annuity contract owners, the company enter into a merger agreement with its wholly owned subsidiary, American Variable Annuity Life Assurance Company, Inc. effective with the close of business, December 31, 1974. The appropriate officers of the company are hereby authorized to execute the merger agreement substantially in the form attached hereto and take whatever action may be necessary to carry out the terms of said merger agreement."

FOURTH:   That the attached copy of the Agreement of Merger is the same as that approved and authorized by resolution of the Board of Directors of the Company on July 30,1974.

FIFTH:    That the sole stockholder of the Company, State Mutual Life Assurance
Company of America, at a stockholder meeting duly called and held on August 16, 1974 for the purpose of approving the merger voted to approve the merger of the Company into its wholly owned subsidiary, American Variable Annuity Life Assurance Company, Inc. pursuant to the Agreement of Merger as authorized by the Board of Directors of the Company on July 30, 1974.

SIXTH:    That pursuant to the Agreement of Merger approved and authorized by the Company's Board of Directors, the merger of American Variable Annuity Life Assurance Company into American Variable Annuity Life Assurance Company, Inc. shall be effective at the close of business December 31, 1974.

SEVENTH: That pursuant to the Agreement of Merger approved and authorized by the Company's Board of Directors, the surviving company shall, effective with the merger, assume the name American Variable Annuity Life Assurance Company.


IN WITNESS WHEREOF, said American Variable Annuity Life Assurance Company, has caused this Certificate of Ownership and Merger to be signed by John H. Freese, its President, and Ralph L. Diller, its Secretary, and its corporate seal to be affixed thereto this 5th day of December, A.D. 1974.

                              AMERICAN VARIABLE ANNUITY LIFE
                                        ASSURANCE COMPANY


                              By: /s/ John H. Freese
                                  --------------------------------
                                  President



                              By: /s/ Ralph L. Diller
                                  --------------------------------
                                  Secretary



(CORPORATE SEAL)

STATE OF MASSACHUSETTS

COUNTY OF WORCESTER


     BE IT REMEMBERED that on this 5th day of December, 1974, personally came before me, a Notary Public in and for the County and State aforesaid, John H. Freese, President and Ralph L. Diller, Secretary of American Variable Annuity Life Assurance Company, a corporation of the State of Arkansas, and they duly executed said certificate before me and severally acknowledged the said certificate to be their act and deed and the act and deed of said corporation and the facts stated therein are true; that the signatures of the said officers are in the handwriting of each of said officers respectively; and that the seal affixed to said certificate is the common or corporate seal of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.


                              Ethel Demark
                              Notary Public


(SEAL)

                                     BYLAWS
                                       of
             Allmerica Financial Life Insurance and Annuity Company
                           (Effective October 1, 1995)



                                    ARTICLE I
                            Meetings of Stockholders

1. The Annual Meeting shall be held on the second Wednesday of April of each year but if that day is a legal holiday at the place of meeting, the meeting shall be held on the next following business day not a holiday. If more than fifteen months are allowed to elapse without an annual stockholders' meeting being held, any stockholder may call such a meeting to be held. The place of any Annual Meeting may be outside of the State of Delaware and shall be fixed from time to time by the Board of Directors.

2. The business to be transacted at the Annual Meeting shall be the election of Directors, to receive and consider reports of the Corporation's Officers, and such other business as shall properly be brought before the meeting.

3. At least ten days notice of each Annual Meeting, unless waived in writing, stating the place, day, and hour thereof shall be given by the Secretary to each stockholder by mailing postage prepaid to his address as it appears on the Corporation's books; and no amendments to the Corporation's Articles of Incorporation may be made at any meeting of the stockholders unless the proposal to so amend is included in the notice of the meeting.

4. At any time upon written request of the President, any Director, or stockholders holding in the aggregate one-third of the voting rights of all stock outstanding, it shall be the duty of the Secretary to call a special meeting of stockholders to be held at any such time as the Secretary may fix in the written notice thereof, not less than five nor more than sixty days after the receipt of request. If the Secretary fails to issue such call, the Director or stockholders making the request may do so. The notice shall state the purpose of the meeting and no business of which notice is not so given shall be transacted at such meeting.

5. The presence in person or by proxy of the holders of the majority of the shares of stock outstanding and entitled to vote shall constitute a quorum. The stockholders present at a duly organized meeting can continue to do business until adjournment notwithstanding the withdrawal of stockholders leaving less than a quorum.

6. If a meeting cannot be organized because a quorum has not attended, those present may adjourn the meeting to such time as they may determine, but in the case of any meeting called for the election of any Director, the adjournment must be to the next day and those who attend the adjourned meeting although less than a quorum as otherwise provided herein shall nevertheless constitute a quorum for the purpose of electing a Director.

7. If any necessary Officer fails to attend a stockholders' meeting any stockholder present may be elected to act temporarily in lieu of such absent Officer.

8. An annual or special meeting of stockholders may be adjourned to another date without new notice being given.

9. Any action required or permitted to be taken at any annual meeting or special meeting of the stockholders may be taken without a meeting, without prior notice, if a consent in writing setting forth the actions so taken is signed by the holders of all of the outstanding stock of the Company.


                                   ARTICLE II
                      Stockholders Voting and Other Rights

1. At each meeting of stockholders and upon each proposal presented at each meeting each stockholder of record shall be entitled to one vote for each share of stock standing in his name on the books of the Corporation on the record date as hereafter established.

2. A stockholder may vote or be represented at any stockholders' meeting in person or by written proxy, which may be revoked at will. The revocation of a proxy shall not be effective until written notice thereof has been filed with the Secretary of the Corporation.

3. Unless otherwise provided by law, the Articles of Incorporation, or these Bylaws, all questions shall be determined by the holders of a majority of the capital stock voting thereon.

4.   The following shall be referred to as a record event:
     (a)  a meeting of stockholders,
     (b)  the payment of any dividend,
     (c)  the allotment of rights,
     (d)  a change, conversion, or exchange of capital stock.

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

                                   ARTICLE III
                                    Directors

1. The number of Directors which shall constitute the whole Board shall be not less than three nor more than fifteen. The Directors shall be elected at the Annual Meeting of Stockholders except as hereinafter provided, and each Director elected shall hold office for one year or until his successor is elected and qualified. The Directors need not be stockholders or residents of the State of Delaware.

2. Vacancies in the Board of Directors may be filled by the remaining members of the Board, and each person so elected shall be a Director until his successor is elected by the stockholders at the next Annual Meeting of Stockholders or at any special meeting of stockholders called for that purpose and held prior to such Annual Meeting.

3. The Board of Directors may establish the position of Chairman of the Board and Vice Chairman of the Board and shall choose from among its members for such positions. The Chairman of the Board as so chosen shall preside at meetings of the Board and perform such other duties as are assigned to him by the Board. If the Chairman is absent or unable to discharge the duties of his office, the Vice Chairman may act in his stead.

4. The Board of Directors shall determine the amount of any expense reimbursement or remuneration to be paid to its members for attendance at meetings.


                                   ARTICLE IV
                       Meetings of the Board of Directors

1. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware.

2. The Board of Directors shall hold an organizational meeting immediately after the Annual Meeting of Stockholders or at such time as may be fixed by written consent of a majority of all Directors or by notice given by the President or Secretary.

3. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of the Board of Directors.

4. Special meetings of the Board may be called by the President on five days notice to each Director. Special meetings shall be called by the President or Secretary on like notice on the written request of a majority of the entire Board of Directors. The notice shall indicate the purpose, time, and place of the special meeting.

5. At the meeting of the Board, a majority or five of the Directors, whichever is less, shall constitute a quorum for the transaction of business. The concurrence of a majority of Directors present at any meeting at which there is a quorum shall constitute the act of the Board of Directors except as may be otherwise provided by law.

6. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if written consent thereto is signed by all members of the Board or such Committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board or Committee.


                                    ARTICLE V
                                   Committees

1. The Board of Directors may elect, from its membership, a Finance Committee of not less than five Directors, who shall have charge of the investment, sale, loan, or deposit of funds under the ownership, direction, or control of the Corporation.

2. The Board may also appoint from its own members, and where permitted by law, from the Officers and/or employees, other standing committees and temporary committees, vesting such committees with such powers and prescribing such duties as the Board shall determine.

3. Each Committee shall keep regular minutes of its meetings and cause them to be recorded in books to be kept for that purpose and shall report to the Board from time to time as the Board may request.


                                   ARTICLE VI
                                    Officers

1. The Board of Directors shall choose a President, who shall be a Director, a Secretary, and a Treasurer. The Directors may also choose one or more Vice Presidents, Assistant Secretaries, and Assistant Treasurers and such other Officers as may be deemed necessary. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

2. Any person may hold two (2) or more offices, except that the President shall not be also the Secretary or Assistant Secretary.

3. The Officers shall hold office for one year and until their successors are elected and qualified but the Board may remove any officer at will.

                                   ARTICLE VII
                               Duties of Officers

1. The Chief Executive Officer of the Corporation shall be the Chairman of the Board, or the President, as determined by the Directors, and shall, subject to the Board of Directors, direct and manage the affairs of the Corporation. If the Chairman of the Board and Vice Chairman of the Board are both absent or unable to discharge their duties, the President may fulfill the duties of the Chairman of the Board.

2. If the President is absent or unable to discharge the duties of his office, a Vice President may act in his stead. The Chairman of the Board, if he is the Chief Executive Officer, the President, or any one of the Vice Presidents shall have the authority to transfer securities, execute releases, extensions, partial releases, or assignments without recourse of mortgages, to execute deeds and other instruments or documents, including contracts or insurance and annuities, on the part of the Company and whenever necessary to affix the Seal of the Company to the same. The Chairman of the Board, the President, or any Vice President may, whenever necessary, delegate this authority to perform any of the acts referred to in this paragraph to any person pursuant to a special power-of-attorney.

3. The Secretary shall keep a list of stockholders and of the number of shares standing in the name of each and a record of the transfers thereof. He shall keep a record of the votes and all other proceedings of all meetings of the Directors and stockholders; and such other books and records as the Chief Executive Officer or Directors may require. He shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the Board of Directors. He shall have custody of the corporate records and Corporate Seal and shall have the authority to affix the same to any instrument requiring it; and when so affixed, it may be attested by his signature or the signature of an Assistant Secretary; he shall also perform all acts usually incident to the office of Secretary.

4. If the Secretary is absent or unable to discharge the duties of his office, an Assistant Secretary may act.

5. The Treasurer shall have charge of all monies and securities of the Company; and he shall collect all profits from investments which the Company records establish to be due.

6. The Treasurer shall have authority to transfer securities, to execute releases, extensions, partial releases, and assignments without recourse of mortgages, to execute deeds and other instruments or documents on behalf of the Company, and whenever necessary, to affix the Seal of the Company to the same. He shall have the power to vote on behalf of the Company in any case where the Company as the holder of any securities had the authority to vote.

7. If the Treasurer is absent or unable to discharge the duties of his office, an Assistant Treasurer may act.


                                  ARTICLE VIII
                    Indemnification of Directors and Officers

     Each Director and each Officer of the Corporation, whether or not in office, (and his executors or administrators), shall be indemnified or reimbursed by the Corporation against all expenses actually and necessarily incurred by him in the defense or reasonable settlement of any action, suit, or proceeding in which he is made a party by reason of his being or having been a Director or Officer of the Corporation, including any sums paid in settlement or to discharge judgment, except in relation to matters as to which he shall be finally adjudged in such action, suit, or proceeding to be liable for negligence or misconduct in the performance of his duties as such Director or Officer; and the foregoing right of indemnification or reimbursement shall not affect any other rights to which he may be entitled under the Articles of Incorporation, any statute, bylaw, agreement, vote of stockholders, or otherwise.


                                   ARTICLE IX
                                     Notice

     Whenever any notice is required to be given under the provisions of statutes, the Articles of Incorporation, or these Bylaws, a waiver thereof, in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance at any meeting shall constitute a waiver of notice unless attendance is for the purpose of objecting to the transaction of business.


                                    ARTICLE X
                                 Corporate Seal

     The Corporation's Corporate Seal shall contain the words, "Allmerica Financial Life Insurance and Annuity Company," surrounding the words, "Corporate Seal," and the same may be altered by the Board of Directors.

                                   ARTICLE XI
                                    Amendment

     These Bylaws may be amended or repealed by the Directors or by majority vote of the shares of stock outstanding and entitled to vote.






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